                                                                   EXHIBIT 10.10

                  DEVELOPMENT, LICENSE AND PURCHASE AGREEMENT

     THIS DEVELOPMENT, LICENSE AND PURCHASE AGREEMENT, including the attached Exhibits ("Agreement"), effective as of the 19th day of December, 1994 ("Effective Date"), is hereby made by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco"), and Multimedia Communications, Inc., a California corporation, having a place of business at 2855 Kifer Road, Santa Clara, California, 95051 ("MMC").

                                    RECITALS

     WHEREAS, the parties desire that MMC support Cisco in its design of the Cisco Chip Set pursuant to the Statement of Work; and

     WHEREAS, Cisco desires that MMC grant certain licenses to Cisco, as specified below, to enable Cisco to develop the Cisco Chip Set.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1  "Application Development Software System" means MMC's software known
           ---------------------------------------
as the Application Development Software System, as further described in Exhibit
                                                                        -------
C. Item 3.
---------

     1.2  "Cisco Chip Set" means the companion chip set to be developed by
           --------------
Cisco, which interfaces with the MMC Chip Set, pursuant to the MMC Chip Set license granted by MMC to Cisco hereunder.

     1.3  "Deliverables" means the items to be delivered by MMC hereunder
           ------------
pursuant to the milestone schedule as specified in the Statement of Work.

     1.4  "MMC Chip Design" means MMC's design of the MMC Chip Set, as more
           ---------------
fully described in Exhibit B

     1.5  "MMC Chip Set" means the ATM switch chip set which meets the
           ------------
Specifications set forth in Exhibit B, designed and developed by MMC.

     1.6  "MC Source Code" means the high-level description of the MMC Chip Set
           --------------
in Verilog format.

     1.7  "Proprietary Rights" means all worldwide ideas, know-how, trade
           ------------------
secrets, inventions, technology, designs, copyrights, patents, trade names, trademarks, audio visual rights and all other intellectual property rights including without limitation all moral rights therein and thereto and all applications and registrations with respect thereto.

     1.8  "Specifications" means the functional, technical and other
           --------------
specifications for the MMC Chip Set set forth in Exhibit B. which may be
                                                 -----------
modified from time to time by prior written mutual agreement of the parties.

     1.9  "Statement of Work" means that document specifying the milestone
           -----------------
schedule for the development work to be undertaken under this Agreement, as set forth in Exhibit A, which may be modified from time to time by prior mutual
         ---------
written agreement of the parties.

     1.10 "Switch Design and Software" means MMC's Electrical board-level Design
           --------------------------
of the Switch and the Basic Switch Driver Software, as further described in Exhibit C, Item 2.
-----------------

2.   DEVELOPMENT

     2.1  Development. On the terms and conditions set forth in this Agreement,
          -----------
MMC agrees to deliver to Cisco the Deliverables in a professional and competent manner according to the Specifications and schedule and milestones set forth in the Statement of Work.

     2.2  Project Managers. Each party will appoint a single project manager
          ----------------
("Project Manager") and provide written notification to the other party of the name of the Project Manager within five (5) days of the Effective Date. The Project Managers will act as a liaison with the other party with respect to the design and development of the MMC Chip Set. In the event that either party appoints a new Project Manager, such party will promptly notify the other.

     2.3  Modifications. During the development specified in Section 2.1 above,
          -------------
the parties agree to reasonably modify the Statement of Work at the request of either party, provided that the modifications do not materially increase either party's obligations under this Agreement. If the modifications would materially increase any such obligations, MMC and Cisco shall use their respective good faith efforts to agree on terms under which such changes shall be incorporated into the Statement of Work and this Agreement. Changes to the Statement of Work will be made only upon written agreement, including electronic mail, of each party's Project Manager.

     2.4  Cisco's Obligations.
          -------------------

     (a) Cisco will provide certain materials, proprietary information and technology ("Cisco Materials") to MMC for MMC's use in the development contemplated hereunder as identified in Exhibit D. Cisco hereby grants MMC a
                                        ---------
nonexclusive, nontransferable license to use the Cisco Materials solely for use in fulfilling MMC's obligations under the development to be performed hereunder. Unless otherwise agreed, upon request by Cisco (and at Cisco's expense and direction) MMC will return all Cisco Materials to Cisco.

     (b) Cisco agrees to perform the tasks specified in Exhibit D to facilitate
                                                        ---------
MMC's performance of its development obligations hereunder.

     2.5  Delivery and Acceptance.
          -----------------------

     (a) Upon completion of a milestone called for under the Statement of Work, MMC will deliver to Cisco the Deliverables for such milestone identified in the Statement of Work, which will include MMC Source Code.

     (b) Cisco shall promptly review, test and evaluate each Deliverable in accordance with the requirements and acceptance criteria for such Deliverable contained in the Statement of Work. Cisco shall provide MMC with a written acceptance of a Deliverable, or a written statement of defects to be corrected. MMC shall promptly correct such defects, if any, and return the Deliverable to Cisco for retesting, review and reevaluation. The foregoing procedure shall he repeated until acceptance of each Deliverable by Cisco; provided, that if such Deliverable is not accepted within forty-five (45) days of the original applicable milestone schedule date for its delivery, Cisco will have the right to immediately terminate this Agreement notwithstanding anything to the contrary in Section 10 (Term and Termination). In no event shall Cisco's right to terminate this Agreement prior to Acceptance include future rights to manufacture described in Section 4.5.

     2.6  Advance Payment. In consideration for MMC's support in the development
          ---------------
of the Cisco Chip Set hereunder, Cisco agrees to pay to MMC an advance against the Unit Price (defined below) due hereunder equal to the amount of (*), due and payable in accordance with the following schedule: 50% at contract signing, and; remaining balance at Cisco Acceptance of the samples (see 2.5 (b).

__________________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.7  MMC Source Code and Network Access. The parties agree that, during the
          ----------------------------------
development contemplated hereunder, MMC will provide Cisco with the MMC source code in order to support Cisco in the design of the Cisco Chip Set. Cisco acknowledges that the Source Code and any information disclosed to Cisco on the MMC network is highly Confidential Information. Therefore, in addition to the obligations of nondisclosure set forth in Section 9 below, Cisco agrees to keep the computers on which the Source Code is stored locked in Cisco's server room; such computers shall be password protected with limited access to Cisco designers, and managers working with the designers, and the system administrators) and other authorized personnel (a) who have a need to use such Source Code or have access to the MMC network to perform hereunder, and (b) who have signed agreements (in the form attached hereto as Exhibit D) obligating
                                                       ---------
them to maintain the confidence of the Source Code disclosed to them.

3.   OWNERSHIP AND GRANT OF RIGHTS AND LICENSES

     3.1  MMC Chip Set Ownership. The MMC Chip Set, and all Proprietary Rights
          ----------------------
therein and thereto, is owned by MMC.

     3.2  MMC Source Code License. Subject to the terms and conditions of this
          -----------------------
Agreement, MMC hereby grants Cisco a non-exclusive, worldwide, perpetual, irrevocable license, under MMC's Proprietary Rights, to the MMC Source Code to
(a) use the MMC Source Code to create the Cisco Chip Set, (b) make, have made, sell and distribute the Cisco Chip Set and (c) modify, make derivative works of, sell and distribute such modifications and derivative works of the Cisco Chip Set.

     3.3  Cisco Chip Set Ownership. Subject to MMC's ownership of the MMC Chip
          ------------------------
Design, the Cisco Chip Set, and all Proprietary Rights therein and thereto, which Cisco develops pursuant to this license shall be owned by Cisco.

     3.4  MMC Switch Design and Software License. Subject to the terms and
          --------------------------------------
conditions of this Agreement, MMC hereby grants Cisco a non-exclusive, worldwide, perpetual, irrevocable license, under MMC's Proprietary Rights, to the Switch Design and Software to use, make, have made, modify, make derivative works of, sell, distribute and otherwise exploit. This does not imply the license to use MMC's proprietary Shared Memory Architecture in any other application.

     3.5  MMC Site License. Subject to the terms and conditions of this
          ----------------
Agreement, MMC hereby grants Cisco a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license, not for resale and for internal use only, under MMC's Proprietary Rights, to the Application Development Software System to enable Cisco to develop application software in parallel to hardware development.

     3.6  Further Assurances. At any time or from time to time on and after the
          ------------------
date of this Agreement, at the request of either party, the other party shall
(a) deliver such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license and (c) take or cause to be taken all such other actions, as the requesting party may reasonably deem necessary or desirable in order for the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby, including ensuring all employees participating in the developments hereunder have executed agreements assigning all inventions such employee may develop or conceive to such employee's employer.

     3.7  (*)

     3.8  No Other Rights. Except as expressly provided in this Agreement,
          ---------------
neither party shall have any license, expressed or implied, to use any technology or Proprietary Rights owned solely by the other party.

_____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.   MANUFACTURING

     4.1  Agreement to Manufacture. Upon receipt of orders therefor, MMC agrees
          ------------------------
to have the MMC Chip Sets manufactured and to sell such MMC Chip Sets to Cisco at prices determined as set forth in Section 5 below, and Cisco agrees to purchase such MMC Chip Sets from MMC on the terms and conditions set forth herein.

     4.2  MMC's Obligations. MMC agrees to hold finished goods inventory of the
          -----------------
MMC chipset (at Cisco's expense; value to be mutually agreed upon within 30 days following the signing of this Agreement) in quantities sufficient to cover their quoted manufacturing leadtime plus one month. The quantity is determined by the open purchase orders and the 9 (nine) month rolling forecast (section 5.2).

     4.3  Quality. MMC agrees that the MMC Chip Sets manufactured and delivered
          -------
hereunder will meet the quality requirements set forth in Exhibit G.
                                                          ---------

     4.4  Regulatory Approvals. Cisco will be responsible for the MMC Chip Set's
          --------------------
compliance with all applicable UL, CSA, FCC and other approvals, standards and regulations, provided that the MMC Chip Sets are manufactured in accordance with the Specifications. Cisco may designate any approved third party hereunder as the manufacturing location for the purposes of such approvals. MMC will cooperate, and require such approved third parties to cooperate, with public and private regulatory agencies and organizations to allow periodic inspections at mutually agreeable times to maintain such approvals.

     4.5  Cisco's Right to Manufacture. MMC agrees that it shall grant Cisco the
          ----------------------------
right to manufacture, and hereby does grant Cisco the worldwide, nonexclusive, nontransferable, perpetual, irrevocable right and license, without the right to sub-license, under MMC's Proprietary Rights, to manufacture or have manufactured, use sell or otherwise distribute the MMC Chip Set upon the occurrence of the following events or circumstances:

          (a) MMC assigns, transfers or delegates its rights and obligations under this Agreement to another party without Cisco's prior written consent, including without limitation any transfer by sale, merger or other business combination of ownership of or control over more than fifty percent (50%) of the voting securities or control of MMC; Cisco will not unreasonably withhold its consent provided that the assignee can carry out the obligations under this Agreement.

          (b) MMC fails consistently to supply Cisco with MMC Chip Sets meeting the applicable quality standards in the quantities required in accordance with the capacity requirements set forth in section 4.2. For purposes of this paragraph (b), MMC shall be deemed to have failed consistently in performing its obligations to supply MMC Chip Sets if over a twelve month period, three occurrences in which (i) MMC fails to ship at least ninety percent (90%) of the scheduled quantities of the MMC Chip Set for any two (2) month period on or before the ship dates scheduled in accordance with this Agreement, or (ii) more than .4 percent (or 4000 DPM) as a Cisco Chip Set (see Exhibit G) delivered are defective in any material respect with regard to materials and workmanship (excluding design defects, software bugs and other defects which are not related to manufacturing operations).

          (c) Cisco reasonably deems itself insecure with respect to MMC's capacity to continue to supply MMC Chip Sets in accordance with this Agreement because MMC is experiencing financial distress as evidenced by the occurrence of all of the following: (i) MMC has experienced losses for the two preceding fiscal quarters, (ii) MMC has working capital on hand that is inadequate to fund MMC's operations for the following three months at the same level as the prior three months and (iii) MMC fails to obtain sufficient working capital for such following three months within 30 days after receiving written notice from Cisco that Cisco intends to exercise its right to manufacture MMC Chip Sets. Cisco and MMC agree that, if MMC recovers from its financial distress and can demonstrate that it has working capital on hand sufficient to fund operations at the level sufficient to find operations at Cisco's then current demand for at least six months, Cisco and MMC will negotiate in good faith for an arrangement under which MMC will again manufacture MMC Chip Sets for Cisco and which takes into account the investment Cisco makes to begin manufacturing MMC Chip Sets itself.

          (d) MMC refuses to make the MMC Chip Sets available to Cisco at or below the maximum applicable price levels agreed to in writing by the parties for the MMC Chip Sets; or

          (e) Cisco terminates this Agreement by reason of any other material breach by MMC of its obligations hereunder which remain uncured thirty (30) days after MMC's receipt of written acceptance thereof by Cisco.

     4.6  Royalties and License Fees.
          ---------------------------

          (a) In the event Cisco exercises its right to manufacture the Chip Sets, Cisco agrees to pay MMC royalties on all Cisco products using the MMC Chip Sets manufactured and distributed by Cisco hereunder at royalties to be mutually agreed upon (e.g., based on a win/win principle) at a later date. Such royalties will be computed on a per unit basis and paid quarterly within forty-five (45) days following the end of each Cisco quarter.

          (b) MMC shall be obligated to pay all license fees and royalties, if any, with respect to any third party technologies which are required for the exercise of Cisco's manufacturing rights.

     4.7  Audit Rights. In the event Cisco exercises its right to manufacture
          ------------
the MMC Chip Set as provided hereunder, Cisco agrees to keep and maintain, for a period of two (2) years after the end of the year to which they pertain, complete and accurate records of the MMC Chip Sets manufactured and distributed by Cisco in order to calculate and confirm Cisco's royalty obligations under
Section 4.6 above. Upon reasonable prior notice, MMC will have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm, at MMC's expense, to examine such books, records and accounts during Cisco's normal business hours to verify the royalties due by Cisco to MMC under Section 4.7 above, subject to such independent accounting firm's execution of Cisco's standard confidentiality agreement; provided that execution of such agreement will not preclude such firm from reporting its results to MMC. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party. In the event the audit reveals underpayments greater than five percent (5%), Cisco will pay all reasonable fees submitted by the independent accounting firm.

     4.8  Manufacturing Information Escrow.
          --------------------------------

          (a) MMC agrees, at Cisco's expense, to place in escrow all information that is reasonably required in order for Cisco to manufacture the MMC Chip Set meeting the Specifications and shall include at least the information listed in Exhibit H ("Manufacturing Information"). MMC shall place the Manufacturing
---------
Information in escrow, with an escrow agent selected by Cisco, as soon as is reasonably practicable following the Effective Date of this Agreement. The "Escrow Agreement" will provide that the Manufacturing Information will only be released to Cisco, subject to the terms and conditions hereof, only after notice to MMC and only under circumstances in which Cisco would otherwise be entitled to exercise the manufacturing rights. MMC agrees to promptly deposit, but not more often than four (4) times per year, into escrow any and all updates, enhancements and modifications to the Manufacturing Information.

          (b) In the event Cisco exercises its manufacturing rights hereunder, MMC shall provide Cisco such technical support and assistance as Cisco may reasonably request in connection with the manufacture and testing of the MMC Chip Set.

          (c) Cisco agrees that it will maintain the Manufacturing Information delivered to it under this Agreement in strict confidence and will require its contractors to do the same. Any source code which is delivered as part of the Manufacturing Information will be subject to Cisco's obligations set forth in
Section 9.3 below.

5.   TERMS OF PURCHASE

     5.1  Terms and Conditions. Cisco agrees to purchase and MMC agrees to sell
          --------------------
to Cisco units of the MMC Chip Set. All orders for MMC Chip Sets by Cisco will be initiated by Cisco's issuance of written purchase orders sent to MMC (via mail, telecopier, or telefax). Such orders shall state unit quantities, requested delivery dates, and shipping instructions. Such purchase orders will be deemed accepted upon receipt by MMC, unless Cisco is notified otherwise within seven business days. No terms on purchase orders, invoices or like documents by MMC or Cisco will serve to alter or add to the terms of this Agreement.

     5.2  Leadtime. MMC agrees to work with Cisco to develop a rapid fulfillment
          --------
capacity in order to meet demand with shortest lead-times.

     5.3  Unit Price.
          ----------

          (a) The prices to Cisco for each MMC Chip Set as well as individual chips are contained in EXHIBIT J, Pricing.
                       ---------

          (b) Notwithstanding anything to the contrary in paragraph (a) above, MMC agrees that it shall pass through to Cisco one hundred percent (100%) of any third party foundry price reductions for manufacture of the MMC Chip Sets.

          (c) Notwithstanding anything to the contrary herein, MMC agrees that the Unit Price paid by Cisco hereunder shall not be greater than the unit price MMC charges any other customer for the MMC Chip Set for all Agreements signed on or after this Agreement.

     5.4  Initial Purchase Order. Within five (5) days after the Effective Date
          ----------------------
of this Agreement, Cisco agrees to place a purchase order for (*) MMC Chip Sets. In consideration for the Advance Payment paid by Cisco to MMC under Section 2.6 above, MMC agrees that the Unit Price to Cisco for this initial order shall be reduced by (*) (i.e. (*) per MMC Chip Set). The Deliverables delivered under Section 2 above (including without limitation the prototypes of the MMC Chip Set) will not be counted as part of the initial purchase order placed by Cisco.


     5.5  Payment Terms. MMC shall submit an invoice to Cisco upon each shipment
          -------------
of MMC Chip Sets ordered by Cisco. The full invoiced amount shall be paid by Cisco within thirty (30) days of the date of invoice. Cisco shall be entitled to a one percent (1%) discount if payment is made within ten (10) days of the date of invoice.

     5.6  Taxes. All stated prices are exclusive of any taxes, fees and duties
          -----
including any value added or withholding taxes. Any taxes related to MMC Chip Sets purchased or licensed pursuant to this Agreement shall be paid by Cisco or Cisco shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes may be billed as a separate item on the invoice.

________________________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     5.7  Increasing, Rescheduling and Canceling Orders. Cisco may cancel to
          ---------------------------------------------
reschedule shipments in accordance with the following table by providing MMC with a written order for such cancellation or reschedule. The time periods specified in the following table are the number of days after receipt by MMC of the written order for cancellation or reschedule that the MMC Chip Set was originally scheduled to be shipped. Cancellations will be subject to a cancellation charge based on a percentage of the charges for the complete cancelled shipment. The MMC Chip Set may be rescheduled only one time per line item. Product which has been rescheduled may not be subsequently cancelled without cancellation charges. Cancellation charges shall be computed based on the originally scheduled delivery date.

   Time                          Cancellation Charges        Reschedule Option
  ------                         --------------------        -----------------
> 120 days                              None                 At Cisco's Option

91 - 120 days                            25%                 At Cisco's option but new shipment date must be
                                                             within 90 days of the original shipment date.

61 - 90 days                             80%                 At Cisco's option but new shipment date must be
                                                             within 60 days of the original shipment date.

0 - 60 days                              100%                No reschedules permitted

Upon request by Cisco, MMC agrees to increase scheduled deliveries as follows:


Number of days prior to the             Maximum percentage of MMC Chip
original scheduled delivery             Sets by which the schedule can be
date that written notice of             increased
an increase is received by
MMC
---------------------------             -----------------------------------
     0 - 30 days                            To be determined at point of request by
                                            Cisco and MMC

     31 - 60 days                           50%

     61 - 120 days                          100%

     >120 days                              no limit

     MMC agrees to use commercially reasonable efforts to meet Cisco's requested schedule and order changes, and Cisco agrees to use commercially reasonable efforts to minimize the number and frequency of such requested changes.


     5.8  Shipping.  Shipment will be F.O.B. MMC's distribution facility
          --------
("F.O.B. Point"), and all freight, insurance and other shipping expenses shall be borne by Cisco. All MMC Chip Sets delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in MMC's standard shipping cartons, marked for shipment at Cisco's address set forth above, or as otherwise designated by Cisco, and delivered to Cisco or its designated carrier agent at the F.O.B. Point, at which time risk of loss shall pass to Cisco.

     5.9  Acceptance. Cisco shall inspect all MMC Chip Set lots promptly upon
          ----------
receipt thereof and may reject any MMC Chip Set lot which is visibly damaged or of which .4 percent (or 4000 DPM) of the lot fails to meet the warranty set forth in Section 7.1(d) below. To reject a MMC Chip Set lot, Cisco shall (a) within sixty (60) days of receipt of such MMC Chip Set lot notify MMC of its rejection and (b) within ten (10) days of such notice MMC shall instruct Cisco either to dispose of such MMC Chip Set lot (in any manner deemed appropriate by Cisco) or to return an agreed upon number of MMC Chip Sets from such lot to MMC, freight prepaid and properly insured. In the event that MMC instructs Cisco to dispose of such MMC Chip Set lot or determines that the returned MMC Chip Sets were properly rejected by Cisco, Cisco shall not be required to remit payment therefor until a replacement MMC Chip Set lot is shipped to Cisco, upon which full payment shall be made in accordance with Section 5.5 above.

6.   SUPPORT

     MMC agrees to provide Cisco, for a period of one (1) year after the Effective Date of this Agreement, with support reasonably requested by Cisco with regard to use, modification, enhancement and support of the MMC Source Code. MMC's support services will consist of assisting Cisco, by telephone or electronic mail (with information related to equipment system use, configuration and troubleshooting), and providing updates, minor enhancements, problem prioritization, bug fixes and work-around solutions to reported problems. Cisco will provide support to its end users, including 1st and 2nd level support, for Cisco's products which include the MMC Chip Set. MMC will provide 3rd level support for the MMC Chip Set directly to Cisco as defined in Exhibit I.
                                                             ---------

7.   REPRESENTATIONS AND WARRANTIES

     7.1  MMC Representations and Warranties.
          ----------------------------------

          (a) MMC represents and warrants that (i) all materials and services provided hereunder including, without limitation, the MMC Chip Set, are either owned or properly licensed by MMC or are in the public domain and that the use thereof by Cisco or its customers, representatives, distributors or dealers will not infringe any Proprietary Rights of any third party, (ii) each of MMC's employees, consultants, contractors, partners or agents who has been or will be involved in the development activities set forth in the Statement of Work, has signed an agreement that conveys all Proprietary Rights in the MMC Chip Set to MMC and requires such person to maintain in confidence all trade secrets embodied in the MMC Chip Set, and (iii) MMC has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Cisco in this Agreement including, without limitation, the transfers and assignments made to Cisco.

          (b) MMC represents and warrants that MMC, during the term of this Agreement, will not improperly use or disclose any proprietary information or trade secrets of any other person or entity with which MMC has an agreement or duty to keep in confidence information acquired by MMC in confidence, if any.

          (c) MMC represents and warrants that MMC has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would adversely affect MMC's performance hereunder, and MMC agrees that MMC shall not enter into any such conflicting agreement during the term of this Agreement.

          (d) MMC further represents and warrants that (i) the MMC Chip Set developed, manufactured and delivered hereunder will conform to the Specifications and will be free from defects in design, material and workmanship for a period of twelve (12) months from the date of acceptance by Cisco, (ii) the MMC Chip Sets developed, manufactured and delivered hereunder will meet the quality requirements set forth in Exhibit G and (iii) that MMC shall perform its
                                  ---------
obligations hereunder in a professional and workmanlike manner.

     7.2  Cisco Representations and Warranties.
          -------------------------------------

          (a) Cisco represents and warrants that Cisco has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would adversely affect Cisco's performance hereunder, and Cisco agrees that Cisco shall not enter into any such conflicting agreement during the term of this Agreement.

          (b) Cisco further represents and warrants that (i) each of Cisco's employees, consultants, contractors, partners or agents who has been or will be involved in the development activities set forth in the Statement of Work, has signed an agreement that requires such person to maintain in confidence all Confidential Information (defined below) of MMC, and (ii) Cisco has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to MMC in this Agreement.

EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

8.   INDEMNIFICATION

     MMC will defend, indemnify and hold Cisco harmless from and against any claim, suit or proceeding brought against Cisco alleging that the MMC Chip Set or any Deliverables developed or supplied hereunder infringes any third party patent, copyright or any other Proprietary Right if notified promptly in writing of the claim, and if MMC is given full authority, information and assistance from Cisco for the defense. MMC agrees to pay all damages, costs, expenses (including without limitation reasonable fees of attorneys and professionals) which may be incurred or assessed against Cisco under any such claim. If such claim has occurred, or in MMC's opinion is likely to occur, Cisco agrees to permit MMC at its option and expense, either to procure for Cisco the right to continue using the MMC Chip Set or Deliverable, as applicable, to replace or modify the same so that it becomes non-infringing, or in the event neither the foregoing alternatives is reasonably available to MMC, refund to Cisco all amounts paid by Cisco to MMC hereunder and terminate this Agreement. THE FOREGOING STATES THE ENTIRE OBLIGATION OF MMC WITH RESPECT TO INFRINGEMENT OF PROPRIETARY RIGHTS.

9.   CONFIDENTIALITY

     9.1  Confidentiality. "Confidential Information" consists of (a) any
          ---------------
information designated as confidential, (b) the Statement of Work, (c) the Specifications, (d) the Deliverables, (e) the MMC Source Code (defined in
Section 2.7 above), (f) the Manufacturing Information (defined in EXHIBIT H),
                                                                  ----------
(g) any information relating to MMC's or Cisco's purchase orders and delivery schedules (including quantities), product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how except such information which the parties agree in writing is not confidential. Cisco agrees that MMC may disclose information on Cisco's purchase orders, and delivery schedules to financial investors, banks, and other related concerns. Confidential Information in oral form shall be considered proprietary only to the extent it is reduced to writing and transmitted to the receiving party, identified as proprietary, within thirty (30) days after the oral disclosure. Notwithstanding the foregoing, the disclosing party shall not be required to reduce to writing any Confidential Information presented in oral form which is otherwise referenced in materials provided by one party to the other party marked as containing proprietary information. Each party shall use Confidential Information owned by the other solely for implementing its respective obligations and express rights under this Agreement.

     9.2  Limitations on Access. Any Confidential Information owned by a party
          ---------------------
shall be protected by the other party from disclosure to others with at least the same degree of care as that which is accorded to its own proprietary information, but in no event with less than reasonable care. Each party hereby consents to the disclosure of its Confidential Information to the employees of the other as is necessary in order to allow the other party to perform this Agreement and obtain the benefits hereof, provided that each such employee is bound by a written confidentiality agreement protecting such Confidential information.

     9.3  MMC Source Code. Cisco will protect the MMC Source Code in accordance
          ---------------
with Section 2.7 herein.

     9.4  Exceptions. The foregoing restrictions will not apply to information
          ----------
that (a) is known to the receiving party at the time of disclosure to the receiving party (provided that this exclusion will not apply to Confidential Information which will become the property of Cisco pursuant to this Agreement),
(b) has become publicly known through no wrongful act of the receiving party,
(c) has been rightfully received from a third party authorized to make such disclosure without restriction, (d) has been approved for release by written authorization of the disclosing party, or (e) is required by law to be disclosed, after securing available confidential treatment and notifying the disclosing party prior to such disclosure to allow the disclosing party sufficient time to secure confidential treatment.

     9.5  Remedies. Any breach of the restrictions contained in this Section 9
          --------
is a breach of this Agreement which may cause irreparable harm to the non-breaching party entitling the non-breaching party to injunctive relief in addition to all legal remedies.

10.  TERM AND TERMINATION

     10.1 Term. This Agreement shall commence on the Effective Date and shall
          ----
continue in force for a period of three (3) years ("Initial Term") unless terminated earlier under the provisions of this Section 10. This Agreement will automatically be renewed for additional one (1) year terms (each a "Renewal Term"), unless at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, Cisco notifies MMC of Cisco's intent to not renew this Agreement.

     10.2 Termination for Cause.
          ----------------------

          (a) Either party may terminate this Agreement upon notice to the other if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

          (b) Either party (the "non-breaching party") will have the right to terminate this Agreement upon written notice to the other party (the "breaching party") if the breaching party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after having been given written notice of such breach; provided, that if during such thirty-day period the breaching party has provided the non-breaching party with a plan reasonably acceptable to the non-breaching party to correct such breach, the non-breaching party will have the right to terminate this Agreement if the breaching party fails to cure such breach within sixty (60) days after having been given written notice of such breach.

     10.3 Return of Materials. Subject to Cisco's right-to manufacture hereunder
          -------------------
and Cisco's right to use the Manufacturing Information as provided herein, within thirty (30) days after the termination of this Agreement, each party shall deliver to the other party, at the other party's expense and direction, all designs, drawings, formulas or other data, software, demonstrators, literature, Confidential Information and information of every kind provided by one party to the other for purposes of the development contemplated herein. Neither party shall make or retain any copies of any confidential items or information that may have been entrusted to it.

     10.4 Survival of Provisions. The rights and obligations of the parties
          ----------------------
pursuant to Sections 3, 4.5, 4.6, 4.7, 4.8, 6, 7.1, 8, 9, 10.3 and 11 will survive any expiration or termination of this Agreement.

11.  GENERAL PROVISIONS

     11.1 Independent Contractors. The relationship of the parties hereto is
          -----------------------
that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

     11.2 Governing Law. This Agreement will be governed by, and interpreted
          -------------
under, the laws of the State of California, without reference to conflict of laws principles.

     11.3 Confidentiality of Agreement. Each party agrees that the terms and
          ------------------ ---------
conditions of this Agreement shall be treated as Confidential Information and that the terms and conditions of this Agreement or to activities pertaining thereto cannot be disclosed in any form without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement:

          (a) as required by any court or other governmental body after seeking any available confidential treatment;

          (b) as otherwise required by law after seeking any available confidential treatment, including a requirement to file this Agreement with the Securities and Exchange Commission in connection with a decision by MMC to file a registration statement under the Securities Act of 1933, as amended,

          (c)  to legal counsel of the parties;

          (d) in confidence to accountants, banks, and financing sources and their advisors;

          (e) in confidence in connection with the enforcement of this Agreement or rights under this Agreement; or

          (f) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

     11.4 Public Disclosure. Neither party will disclose any terms or the
          -----------------
existence of this Agreement, except as required pursuant to this Agreement, or pursuant to a mutually agreeable press release or as otherwise required by law. Both parties agree to submit to the other party for approval any advertising, press releases, sales promotions or other publicity relating to this Agreement which references the other party prior to releasing such publicity.

     11.5 Force Majeure. Neither party will be liable for any loss, damage or
          -------------
penalty resulting from delays or failures in performance resulting from acts of God or other causes beyond its control. If there is a delay in the performance of this Agreement due to any of the events specified in this Section 11.5, the party who has been so affected immediately shall give written notice to the other party and shall do everything reasonably possible to resume performance. Upon receipt of such written notice, this Agreement shall immediately be suspended and all scheduled deadlines and time limitations specified in the Agreement will be extended by an amount of time equal to such delay; provided, however, in the event such delay extends for more than thirty (30) days, the party whose ability to perform has not been so affected may, by written notice, terminate this Agreement. Such termination will be in addition to any legal or equitable remedies to which such party may be entitled.

     11.6 Assignment. A mutually agreed consideration for Cisco entering into
          ----------
this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by MMC under its present ownership, and accordingly, neither party may assign or delegate this Agreement or any of its rights or duties under this Agreement, whether by operation of law or otherwise, without the prior written consent of Cisco, except to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets to which this Agreement pertains, by merger, reorganization or otherwise, and which has assumed in writing or by operation of law its obligations under this Agreement. Additionally, any permitted assignment will be subject to MMC's permitted assignee or transferee agreeing in writing to comply with all the terms and restrictions contained in this Agreement. Any attempted assignment in violation of the provisions of this Section 11.6 will be void. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and inure to the benefit of their successors, executors or administrators.

     11.7 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY HAVE ANY
          -----------------------
LIABILITY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION ON, DAMAGES FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     11.8 Modification. No modification to this Agreement, nor any waiver of any
          -------------
rights, will be effective unless agreed in writing by the party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.9 Partial Invalidity. If any provision of this Agreement is held to be
          ------------------
invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     11.10 Notices. All notices required or permitted under this Agreement will
           -------
be in writing and will be deemed given when: (a) delivered personally; (b) sent by confirmed telex or facsimile; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 11.10.

Cisco                                  MMC
-----                                  ---

Name: Mario Mazzola                    Name: P.K. Dubey
      -----------------                      -----------------
Title: VP & GM                         Title: President & CEO
       ----------------                      ----------------
Cisco Systems, Inc.                    Multimedia Communications, Inc.
170 West Tasman Drive                  2855 Kifer Road
San Jose, CA 95134                     Santa Clara, CA 95051


     11.11  Descriptive Headings. The headings of the several sections of this
            --------------------
Agreement are inserted for convenience of reference only and are not intended to be apart of or to affect the meaning or interpretation of this Agreement.

     11.12  Entire Agreement. This Agreement, including all Exhibits,
            ----------------
constitutes the entire and exclusive Agreement between the parties hereto with respect to its subject matter and supersedes and cancels all previous registrations, agreement, commitments and writings in respect thereof.

     11.13  Counterparts. This Agreement may be executed in counterpart, each of
            -------------
which will be deemed an original but both of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


CISCO SYSTEMS                        MULTIMEDIA COMMUNICATIONS, INC.

By: /s/ Mario Mazzola                    By: /s/ Amos Wilnai
    -------------------------                -------------------------

Name: Mario Mazzola                      Name: Amos Wilnai
      -----------------------                  -----------------------
(Print)                                  (Print)

Title: V.P. & General Manager            Title: Chairman
       ----------------------                   ----------------------

Date: 12/19/94                           Date: 12/19/94
      ------------------------                 ------------------------

                                   EXHIBIT A

                               STATEMENT OF WORK
                               -----------------

1.          Contract signed                                                            December 19, 1994

2.          Hand over MMC Source Code to Cisco                                         November 14, 1994

3.          ADSS (Software development system) delivery                                December 19, 1994

The ADSS should be fully functional, and should accurately represent the switch design. A model for MMC's SAR chip should be included along with the switch model.

4.          All chips released to layout (1st signoff)                                 December 30, 1994

All chip designs are released to the chip foundry for layout.

5.          All chips post layout timing complete (2nd signoff)                        January 13, 1995

All chip designs are approved for fabrication by the chip foundry. This is a formal signoff between MMC and their chip foundry.

6.          First samples delivered                                                    February 28, 1995

Samples of all four chips are received by Cisco.

                                   EXHIBIT B

                                 SPECIFICATIONS
                                 --------------

ATMS 2000 Chip Set Specifications, dated 12/O5/94.

MMC Chip set to have IEEE 1149.lA - 1993 version of the boundary scan incorporated. Boundary scan implementation to function with no defects with industry standard Hewlett-Packard ICT software (or a mutually agreed upon compliance verification).

                                   EXHIBIT C

                MMC CHIP DESIGN, SWITCH DESIGN AND SOFTWARE AND
                -----------------------------------------------
                  THE APPLICATION DEVELOPMENT SOFTWARE SYSTEM
                  -------------------------------------------


1.   Description of the MMC Chip Set:
     -------------------------------

The MMC Chip Set is a set of four chips, which can be used with standard SRAM and logic components to build a 5 Gb/s ATM switch.

The four chips are:
- The Port Interface Controller
- The Memory Buffer
- The Switch Controller Grey
- The Switch Controller White

An ATM switch implemented using the MMC Chip Set would include several instantiations of the Port Interface Controller and the Memory Buffer, and one instantiation each of the Switch Controller Grey and the Switch Controller White.

The MMC Chip Set is described in the MMC document in EXHIBIT B.
                                                     ----------


2.   Description of the Switch Design and Software:
     ---------------------------------------------

The switch electrical design is a board-level design of an ATM switch utilizing the MMC Chip Set, together with other standard electronic components. The switch electrical design includes board-level schematics, a bill of materials, a set of board level electrical design rules defining trace delays and skews, and any other information which is appropriate and useful in designing a product based on the MMC Chip Set.

The switch software is sample software code for interacting with the MMC Chip Set. This code will include routines for initialization of the MMC Chip Set, control of the MMC Chip Set under standard operational conditions, and recovery from any exception conditions to which the MMC Chip Set is subject. The switch software shall also include any workarounds required for any problems found in any version of the MMC Chip Set.


3.   Description of the Application Development Software System:
     -----------------------------------------------------------

The Application Development Software System is a software tool which allows development of software to interact with the MMC Chip Set with no dependency on the availability of the actual [MMC] Chip Set or source code of the [MMC] Chip Set. The Application Development Software System has a graphical user interface and runs under the X-window system.

The Application Development Software System runs on Sparc-based workstations. Documentation for users of the tool is included.

                                   EXHIBIT D

                    CISCO MATERIALS TO BE PROVIDED BY CISCO
                    ---------------------------------------



Cisco will provide the switch fabric board for testing of the MMC chip set by 2/28/95. The schematics and board layouts of the switch will be included.

Cisco will provide the software tools for testing the MMC Chip Set on the above mentioned board.

                                   EXHIBIT E

                       INDIVIDUAL NONDISCLOSURE AGREEMENT
                       ----------------------------------

                              CISCO SYSTEMS, INC.
                            NON-DISCLOSURE AGREEMENT

     This Non-Disclosure Agreement ("Agreement") is entered into as of _____, 199__ by the individual named below ("Recipient") who is an employee, agent or contractor of Cisco Systems, Inc. ("Cisco").

     In connection with that certain Proprietary Information Non-Disclosure Agreement entered into between Cisco and Multimedia Communications, Inc. ("MMC"), the parties have agreed that certain employees of Cisco will have access to MMC's computer network and certain source code of MMC which are proprietary to MMC ("MMC Proprietary Information"). In consideration for such access by Recipient, Recipient agrees as follows:

     1. Recipient understands and agrees that the MMC Proprietary Information to which Recipient will have access is the confidential and proprietary information of MMC. Recipient agrees to hold the MMC Proprietary Information in strict confidence, not to disclose the MMC Proprietary Information to any persons (except Cisco employees, agents or contractors who have signed an agreement in a form similar to this Agreement), and not to use the MMC Proprietary Information for any purpose except to evaluate the business opportunity which is the subject of the Proprietary Information Non-Disclosure Agreement and to perform Cisco's obligations under a resulting agreement, if any, into which Cisco and MMC may enter.

     2. Recipient agrees to comply with all of the security procedures enforced by MMC to protect the MMC Proprietary Information as in effect from time-to-time. Notwithstanding the foregoing, any of the MMC Proprietary Information which enters the public domain through no fault of Recipient (or Cisco or any of its other employees, agents or contractors) will not be deemed to be MMC Proprietary Information under this Agreement. This Agreement will be governed under the laws of the State of California.

     3. Recipient agrees that any violation or threatened violation of this Agreement may cause irreparable harm to MMC, entitling MMC the right to obtain injunctive relief to enforce this Agreement in addition to all legal remedies.


ACCEPTED AND AGREED BY:


___________________________________
Signature

___________________________________
Name

___________________________________
Date

                                   EXHIBIT F

                                      (*)


_____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT G

                        QUALITY CONFORMANCE REQUIREMENTS
                        --------------------------------

MMC agrees to guarantee its quality to conform to applicable industry standards. Where MMC is providing products procured from sources specified by Cisco, MMC guarantees that the material procured will conform to Cisco's approved vendor listing. No changes will be made without prior approval from Cisco, even if the change is to another vendor listed on Cisco's approved vendor listing.

MMC agrees to supply materials acceptable to Cisco's Specifications. Cisco may, during the performance of this Agreement, request changes to the Specifications. Such changes will be requested in writing, and shall be implemented upon mutual agreement of the parties. However, the parties recognize that occasional minor modifications may be required to enhance the manufacturability and agree that such changes may be made provided that prior written notification is given to the other party. If any change causes an increase or decrease in price of, and/or the time required for the performance of any part of the Statement of Work under this Agreement, pricing will be reviewed and modified to reflect an equitable adjustment.

Note: The chips and Chip Sets delivered to Cisco will adhere to the following DPM requirements shown below:

     1. Quality to be measured as a % yield per Cisco Chip Set implementation:
           Cisco Chip Set implementation = 1 Grey, 1 White, 6 Mbuf, S Pif.

     2. Total Cisco Chip Set % yield not to be below 99.6% or the following Defect Per Million (DPM) per individual chip:
               - Grey and White 4000
               - Mbuf = 670
               - Pif = 500

                                   EXHIBIT H

                           MANUFACTURING INFORMATION
                           -------------------------


List of all information Cisco would need to manufacture the MMC Chip Set:

1.   MMC Chip Set net-list, electronic format to be agreed upon by the parties
2.   test vectors
3.   list of ASIC vendors
4.   letters of authorization to the suppliers of MMC Chip Set

                                   EXHIBIT I

                 PROBLEM PRIORITIZATON AND ESCALATION GUIDELINE
                 ----------------------------------------------

MMC CHIP SET PROBLEM PRIORITIES DEFINITIONS:

PRIORITY 1:  Critical impact to Cisco products and Cisco end users if MMC Chip
             Set problem not fixed quickly. No workaround is available. Cisco is willing to commit substantial resources around the clock to resolve the situation.

PRIORITY 2:  Severe degradation impacting significant aspects of Cisco products and Cisco end users. No workaround is available. Cisco is willing to commit full-time resources during business hours to resolve situation.

PRIORITY 3:  Degradation in which functionality of Cisco products are noticeably impaired but most business operations of Cisco and Cisco's end users continue.

PRIORITY 4:  End user requires information or assistance on Cisco product capabilities, installation, or configuration.

NOTE: Priority 1 problem escalation times are measured in calendar hours 24 hours per day, 7 days per week. Priority 2, 3 and 4 escalation times during business hours, 6 A.M. to 6 P.M. Pacific Time, Monday through Friday, excluding holidays.

CUSTOMER ESCALATION GUIDELINE:

----------------------------------------------------------------------------------------------------
ELAPSED TIME          PRIORITY 1           PRIORITY 2          PRIORITY 3            PRIORITY 4
----------------------------------------------------------------------------------------------------
                  End User
 1-Hour           Engineering
                  Manager
----------------------------------------------------------------------------------------------------
                  Technical            End User
 4-Hour           Support              Engineering
                  Director             Manager
----------------------------------------------------------------------------------------------------
                  Vice President       Technical Support
24-Hour           Cust. Advocacy       Director
----------------------------------------------------------------------------------------------------
48-Hour           President (CEO)      Vice President
                                       Cust. Advocacy
----------------------------------------------------------------------------------------------------
72-Hour                                                     End User
                                                            Engineering
                                                            Manager
----------------------------------------------------------------------------------------------------
96-Hour                                President (CEO)      Technical Support     End User
                                                            Director              Engineering
                                                                                  Manager
----------------------------------------------------------------------------------------------------

REQUESTING ESCALATION:

If Cisco feels that adequate forward progress or the quality of service is not satisfactory, Cisco may escalate by asking for the President and CEO at:

                                 1-408-653-1810

                                   EXHIBIT J

                                    PRICING
                                    -------

A. The price to Cisco for each MMC Chip Set (the "Unit Price") ordered during the first year of this Agreement shall not exceed the following amounts:

     (i)  First (*) MMC Chip Sets at (*) per set ((*) per Mbps port)
     (ii) (*) MMC Chip Sets at (*) per set ((*) per Mbps port)


B.  The price to Cisco for each individual chip is:

                                     First (*)   (*) - (*)
                                     -----------------------------
Port Interface Controller             (*)           (*)
Memory Access Buffer                  (*)           (*)
Switch Controller (Grey)              (*)           (*)
Switch Controller (White)             (*)           (*)

If Cisco orders, or forecasts orders, for MMC Chip Sets in volumes significantly greater than (*) units in any Contract Year of this Agreement, MMC agrees to negotiate in good faith with Cisco to reduce the Unit Price accordingly.

_____________________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        FIRST AMENDMENT TO DEVELOPMENT
                   LICENSE AND PURCHASE AGREEMENT BETWEEN MMC
                     NETWORKS, INC. AND CISCO SYSTEMS, INC.


     This Amendment (the "Amendment") is entered into effective as of January 30, 1996, between Cisco Systems, Inc., a California, corporation (the "Cisco") and MMC Networks, Inc., a California corporation ("MMC"), and amends that certain Development, License and Purchase Agreement (the "Agreement"), dated as of December 19, 1994, between MMC and Cisco.

                                    RECITALS

     WHEREAS Cisco has expertise in the field of network systems design, and is a leader in the provision of network systems; and,

     WHEREAS MMC has expertise in the field of ATM switch technology; and,

     WHEREAS Cisco and MMC desire to supply their respective expertise and certain proprietary information so as to design certain companion chips to MMC's basic ATM switch fabric,

     WHEREAS the parties desire to amend the Agreement to include the development and supply of such companion chips,

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the amount and sufficiency of which is acknowledged by both parties, the parties hereby agree to amend the Agreement as follows:

     1. Development.   MMC agrees to undertake and complete development of chip
specifications ("Specifications") for the products described in Exhibit A ("Products") in accordance with and on the schedule specified in Exhibit B ("Schedule"). However, Cisco understands that MMC's performance is dependent in part on Cisco providing MMC with the equipment, proprietary information, and technical design assistance described in Exhibit C ("Cisco Expertise"). Accordingly, any dates or time periods relevant to performance by MMC hereunder shall be appropriately and equitably extended to account for any delays in providing Cisco Expertise that are due to Cisco. MMC acknowledges that Cisco relies on the timely completion of the Specifications according to the Schedule; and that delays in such timely completion will cause Cisco to suffer substantial harm due to the unavailability of the Products.

     2.   Project Management.

      a. John Kennedy from MMC and Prem Jain from Cisco will be the initial "Project Coordinators" under this Amendment. The Project Coordinators will be responsible for day-to-day communications between the parties regarding the subject matter of this Amendment.

      b. Either party may change its Project Coordinator at any time and from time to time by giving the other party written notice.

      c. Each Project Coordinator will be responsible for (i) monitoring the schedules and progress of work pursuant to this Amendment; (ii) receiving and submitting requests for information and/or assistance; (iii) determining whether a request he or she receives for information and/or assistance from the other Project Coordinator is necessary for the other party to complete the Specifications; (iv) receiving and submitting Specifications; (v) cooperating with the other Project Coordinator to implement acceptance testing; and (vi) supervising and recording the exchange of confidential information pursuant to this Amendment.

      d. The Project Coordinators will meet periodically to discuss the progress of the development effort and, if applicable, to exchange information.

      e. The Project Coordinators will reasonably and in good faith consider and discuss with any proposed change to the Products, Schedule, or Cisco Expertise, provided, however, that all such changes must be approved by the parties before implementation.

      f. Neither party's Project Coordinator is authorized to amend, alter or extend this Amendment in any manner.

     3.   Acceptance.   When MMC believes it has appropriately completed the
Specifications (for one or more Products), MMC will deliver them to Cisco's Project Coordinator. Cisco will accept or reject the Specifications within five
(5) business days after delivery; failure to give notice of acceptance or rejection within that period will constitute acceptance. If Cisco rejects the Specifications, MMC will promptly correct the failures specified in the rejection notice. When it believes that it has made the necessary corrections, MMC will again deliver the Specifications to Cisco's Project Coordinator and the acceptance-rejection-correction provisions above shall be reapplied until the Specifications are accepted; provided, however, that upon the third or any subsequent rejection, Cisco may terminate this Amendment by ten (10) business days notice unless the Specifications are accepted during the notice period.

     4.   Ownership.

      a. As between the parties, (i) MMC shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) in any inventions, works-of-authorship, mask works, ideas or information made or conceived or reduced to practice by MMC, and (ii) Cisco shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) in any inventions, works-of-authorship, mask works, ideas or information made or conceived or reduced to practice by Cisco. MMC hereby grants Cisco a worldwide, perpetual, royalty-free, non-transferable, non-sublicensable, non-exclusive license under the preceding rights and developments to use, reproduce, distribute, make, have made, sell, offer for sale, import, or export the Products, provided that Cisco's manufacturing rights shall only be effected through MMC unless Cisco exercises its rights under Section 4.5 of the Agreement.

      b. The parties hereby make any assignments necessary to accomplish the foregoing ownership provisions.

     5.   Confidentiality.   Each party agrees that all information provided
pursuant to this Agreement, including without limitation designs, layouts, mask works, pinout descriptions, register assignments, timing charts, code, inventions, algorithms, know-how and ideas and all other business, technical and financial information, is the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Section 5 with respect to information the receiving party can document:

      (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

      (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

      (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

      (4) was independently developed by employees or consultants of the receiving party without access to such Proprietary
Information.

     6.   Use of Specifications.

      a. For 5 months after notice of acceptance of the final Specification pursuant to Section 3 of this Amendment, MMC shall refrain from releasing, distributing, disclosing, licensing, or otherwise using the Specifications in any manner except for the benefit of, and with the approval of, Cisco; provided, however, that MMC may prepare a summary of the functionality of the Specifications or the Products ("Data Sheet") for marketing purposes, but may only distribute such Data Sheets after Cisco has approved them (which approval shall not be unreasonably withheld).

      b.  (*)

      c. In addition to the other use restrictions, MMC shall not release, distribute, disclose, license, or otherwise use any portion of the Specifications, Products, or products based on or incorporating the Specifications, that contain, arise out of, or depend on Proprietary Information of Cisco that has been clearly identified by Cisco in writing on or before the date of final acceptance of the Specifications pursuant to Section 3 of this Amendment, in any manner except for the benefit of, and with the approval of, Cisco.

     7.  Warranty and Disclaimer.

      a. Specifications and Company Expertise. MMC warrants (i) that the work under this Amendment will be performed in a professional and workmanlike manner;
(ii) that the work performed under this Amendment by MMC will be MMC's original work and it owns, will own, or will secure all rights, title, and interest in such work; and, (iii) that it has and will obtain agreements with its employees and contractors sufficient to allow it to provide Cisco with the licenses provided for herein. EXCEPT FOR THE WARRANTIES MADE HEREIN, NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER PARTY WITH RESPECT TO THE SPECIFICATIONS OR THE COMPANY EXPERTISE, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      b.  Products. The parties hereby agree that the warranties set forth in
Section 7.1 (and the disclaimer set forth in Section 7.2) are hereby extended to include the Products.
_____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.   Indemnification.

      a. Subject to Section 8 b. below, MMC shall hold Cisco and its officers, directors, agents and employees harmless from liability resulting from infringement by the Specifications and the Products of any patent, copyright, or misappropriation of any trade secret or violation of other third party proprietary rights, provided MMC is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance at MMC's cost and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.

      b. Cisco shall hold MMC and its officers, directors, agents and employees harmless from liability resulting from infringement by the Company Expertise of any copyright, or misappropriation of any trade secret or violation of other third party proprietary rights, provided Cisco is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance at Cisco's cost and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.

     9.   Manufacturing Terms.

      a. Supply of Product. Subject to the terms of this Section 9, the Products shall be manufactured and purchased in accordance with Sections 4 through 6 of the Agreement. The parties shall mutually agree upon acceptance criteria with respect to the Products that is substantially similar to the criteria set forth in Section 5.9 of the Agreement.

      b. Most Favored Customer Status. MMC shall treat Cisco as MMC's "most favored customer" in the following respects: (i) the prices with respect to the Product shall at all times be the lowest price charged to any third party; and
(ii) MMC shall ensure that at all times Cisco has first priority with respect to the allocation of Products and/or manufacturing capacity of MMC. MMC will (i) maintain accurate books and records relating to its sales of the Products, and
(ii) permit Cisco through independent certified accountants to audit such books and records from time to time upon reasonable notice to MMC.

      c. WAN Switch Partners. Cisco agrees to notify MMC no later than January 31, 1996 of its plans to utilize MMC's switch fabric and chip sets for the purposes of building an enterprise WAN switch. (*)

_______________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      d. Recovery of NRE's. Cisco agrees to reimburse MMC for the fully documented and reasonable NRE's, including but not limited to labor, NRE payments to the ASIC vendor, constructing a specific test environment, etc., for the chips specifically identified on Exhibit A hereto.

     10. Termination of Amendment. Cisco may terminate this Amendment at any time without cause upon 120 days notice provided that Cisco shall upon termination pay MMC a termination payment covering MMC's direct costs incurred in performance of the additional obligations incurred under this Amendment to the date of such notice. In the event of termination of this Amendment or the Agreement, Sections 4 through 9 of this Amendment shall survive termination. In the specific event Cisco terminates without cause this Amendment or the Agreement prior to July 31, 1996, then section 11. Volume Commitments will
                                       ------------------------------
survive.

      11. Volume Commitments. Provided that MMC fulfills its obligations under the Agreement including (without limitation the following: Product development, manufacture, bug fixes, cost reduction, and the like) Cisco hereby agrees to procure a minimum quantity of 5000 chipsets over the 24 month period commencing August 1, 1996 through July 1998.

      12. Rights in the Event the Company Seeks or Receives an Offer to be Acquired. In the event that the Company decides to seek an offer from a third party to acquire all or substantially all the business of the Company, or enters into serious negotiations with another parry for that party to acquire the Company, the Company will inform Cisco in writing that it is seeking such an offer or has entered into such serious negotiations and, if Cisco so desires, will, for a period of 20 days following the Company's notice to Cisco, negotiate with Cisco in good faith an arrangement pursuant to which Cisco would acquire the Company. The Company will refrain from executing any definitive agreement with a party other than Cisco during such 20 day negotiating period. If the Company and Cisco have not executed a definitive agreement under which Cisco agrees to acquire the Company within such 20 day period, the Company shall be free, for a period of 180 days, to negotiate and execute an agreement with another party for that other party to acquire the Company.

If Cisco has made the Company a written offer to acquire the Company during the 20 day period, the Company shall not agree to be acquired by such other party at a price which is less than the midpoint between the last price offered by Cisco to the Company and the last price offered by the Company to Cisco. If Cisco has not made a written offer to acquire the Company for a stated price during such negotiations, the Company shall be free to agree to be acquired by such other party during such 180 day period at any price. If Cisco makes a written offer to acquire the Company during the negotiating period, the Company shall be obligated to provide Cisco with the Company's written asking price before the Company makes any agreement to be acquired by another party. Cisco and the Company agree that any offered price provided by either of them to the other shall be held confidential and shall not be disclosed to any person other than Cisco, the Company and their respective advisors. For purposes of the notice contemplated by the first two sentences of this paragraph, the Company's Board of Directors shall determine when the Company is in serious negotiations, thereby triggering the Company's obligation to provide such notice to Cisco. The Company shall have no obligation to inform Cisco of the price or terms of any offer received by the Company from any other party.

The provisions of this section shall expire on the date a registration statement filed by the Company under the Securities Act of 1933, as amended, first becomes effective.

      13. Publicity and Press Releases. Except to the extent necessary under applicable laws the parties agree that no press releases or other publicity relating to the existence or substance of the matters contained herein will be made without joint approval.

      14. Precedence. With respect to the Products, Specifications and Company Expertise, in the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall take precedence; in all other respects, the Agreement shall remain in full force and effect as supplemented by this Amendment. This Amendment does not affect the parties rights or obligations with respect to the Chip Sets.

      IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have affixed their signatures as of the date first set forth above.

Cisco Systems, Inc. (Cisco)            MMC Networks, Inc. (MMC)


By:   /s/ Mark Farino                  By:  /s/ Amos Wilnai
   ---------------------                  ----------------------
Name: Mark Farino                      Name:  Amos Wilnai
     -------------------                    --------------------
Title: Director WBV                    Title: Chairman
      ------------------                     -------------------

                                   EXHIBIT A

                                    PRODUCTS


1.   Per-VC queuing and fair scheduling algorithms

2.   Explicit rate ABR functionality

                                   EXHIBIT B

                              DEVELOPMENT SCHEDULE

                                   EXHIBIT C

                                CISCO EXPERTISE


- ATM systems architecture, design, implementation

- Simulation environment

- Test bed for testing and debugging

- Building systems model for software development

                                   EXHIBIT D

                                      (*)

_____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                             AMENDMENT NUMBER 2 TO
                   DEVELOPMENT LICENSE AND PURCHASE AGREEMENT
                                    BETWEEN
                              CISCO SYSTEMS, INC.
                                      AND
                               MMC NETWORKS, INC.


  This Amendment No. 2 ("Amendment #2") is made in California by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706, U.S.A. ("Cisco"), and MMC Networks, Inc., a California corporation having its principal place of business at 1134 E. Arques Avenue, Sunnyvale, CA 94086-4602 ("MMC").

  WHEREAS, Cisco and MMC entered into the Development, License and Purchase Agreement dated December 19, 1994, as amended on January 30, 1996 ("Amendment #1"); and

  WHEREAS, the parties desire to amend the Agreement and Amendment #1 (collectively, the "Agreement") to include the development and supply of the Modular ATM Switch Engine and the Ethernet Port InterFace as specified below, including the following Exhibits which are included in and made a part of this
Agreement:

  Exhibit 'A' - Specifications
  Exhibit 'B' - Development Schedule and Definitions
  Exhibit 'C' - Pricing

  NOW THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

1. Definitions

  "MASC Chip Set" means the Modular ATM Switch Controller chip set which meets the Specifications.

  "Ethernet PIF", means the Ethernet Port InterFace chip which meets the Specifications.

  "Specifications" means the functional, technical and other specifications for the MASC Chip Set and the Ethernet PIF set forth in Exhibit A to Amendment #2, which may be modified from time to time by written mutual agreement of the parties.

2. Development.

MMC agrees to apply commercially best efforts to complete development of the MASC Chip Set and the Ethernet PIF according to the Specifications and in accordance with and on the schedule specified in Exhibit B ("Schedule").


3. Pricing and Definitions

  See Exhibit C

4. Volume Commitments.

  None

5. Precedence. Terms capitalized shall have the meaning assigned to them in the Agreement unless specifically defined herein. If conflicts exist between the terms specifically addressed in this Amendment #2 and the Agreement, the terms of this Amendment shall take precedence. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment #2 to be executed by their duly authorized representatives.

Cisco Systems Inc. (Cisco)            MMC Networks, Inc. (MMC)

By: /s/ Prem Chand Jain               By: /s/ Amos Wilnai
   -----------------------               ---------------------
Name: Prem Jain                       Name: Amos Wilnai
     ---------------------                 -------------------
Title:  VP of Engineering             Title: Chairman
      --------------------                  ------------------

Date:  July 6, 1997                   Date:  July 7, 1997
     ---------------------                 -------------------

                                   EXHIBIT A

            MASC CHIP SET AND ETHERNET PORT INTERFACE SPECIFICATIONS


1. Modular ATM Switch Controller as defined by the MMC Engineering Specification, Version 2.2, dated June 11, 1997.

2. Ethernet Port InterFace as defined by the MMC Engineering Specification, Version 1.2, dated June 20, 1997.

                                   EXHIBIT B

                      DEVELOPMENT SCHEDULE AND DEFINITIONS

Device           Tapeout   Prototypes   Production
--------------------------------------------------

A2301 EPIF           8/6          9/1      2/28/98
A2302 GPIF         10/31        11/30      3/31/98
A2401 MBUF2          8/6          9/1      2/28/98
A2402 PIF2           8/5          9/1      2/28/98
A2403 MSC1           8/7          9/4      2/28/98
A2404 MSC2           8/1         8/29      2/28/98
A2405 XQC2          8/11          9/8      2/28/98
A2406 CMI           8/14         9/11      2/28/98

DEFINITIONS:
------------

TAPEOUT:
-------
Tapeout is when the netlist is released to mask generation. It is the point in the design cycle when post-layout functional and timing simulations are available and predict a fully functional device.

PROTOTYPE:
---------
These parts are the from the first silicon for these devices. Product availability is limited. Prototypes must be ordered in advance of tapeout as the prototypes are built in the first run of silicon. Prototype orders are non-refundable and non-cancelable. Prototype leadtime is 4 weeks after tapeout. Prototypes are not intended for production and may skip some of the production process steps to expedite product delivery.

RISK PRODUCTION:
---------------
Risk production parts are ordered before Cisco and MMC have completely verified the full functionality of the silicon. Risk production orders may be placed at any time including prior to tapeout. As the Risk Production material is ordered prior to full verification there is limited liability that a Risk Production part is proven to not be fully functional. If a Risk Production part is determined to be non-functional as related to the device specification, Cisco will be invoiced at only 70% of the price. If it is determined that the devices are non functional within a period no greater than 6 weeks after the placement of the order then the cancellation fee will be no greater than 50% of the original quoted price. Leadtime for Risk Production is the same as for Production.

PRODUCTION:
----------
These parts are purchased after MMC and Cisco have agreed in writing that the devices meet all specifications and are fully functional. Production devices are subject to the normal terms and condition of sale.

                                   EXHIBIT C

                                    PRICING

PRICING

     For comparison purposes, pricing for the 5G System including PerVC Queuing is (*) + (*) per system; or (*) Per OC-3 Port. Budgetary component pricing is as follows:


1) COMPONENT PRICING

Pricing for Cougar, EPIF and PIF will be step pricing allowing Cisco to achieve lower pricing as the product volumes increase. This component pricing is valid for 1997 and 1998 calendar years.

A) COUGAR FABRIC PRICING FOR PRODUCTION, RISK-PRODUCTION AND PROTOTYPES:


DEVICE #               A2403     A2404     A2406    A2205    A2401     A2405    TOTAL 20G
-----------------------------------------------------------------------------------------
NAME                   MSC1      MSC2      XQC2       XS     MBUF2      CMI      FABRIC
-----------------------------------------------------------------------------------------

QTY / 20GIG                 8         8         8        8       12         4          48
PROTOTYPES                 (*)       (*)       (*)      (*)      (*)       (*)         (*)
RISK PRODUCTION            (*)       (*)       (*)      (*)      (*)       (*)         (*)
FIRST 5K SYSTEMS           (*)       (*)       (*)      (*)      (*)       (*)         (*)
5K - 10K SYSTEMS           (*)       (*)       (*)      (*)      (*)       (*)         (*)
-----------------------------------------------------------------------------------------
> 10K SYSTEMS              (*)       (*)       (*)      (*)      (*)       (*)         (*)
-----------------------------------------------------------------------------------------



B) PIF PRICING FOR PRODUCTION, RISK-PRODUCTION AND PROTOTYPES:


DEVICE #                            A2402      TOTAL 20 G
-----------------------------------------------------------
NAME                                PIF2     32 OC-12 PORTS
-----------------------------------------------------------
QTY / 32 OC-12 PORTS (20 GIG)           12               12
PROTOTYPES                              (*)              (*)
RISK PRODUCTION                         (*)              (*)
0-50K UNITS (FIRST 50K)                 (*)              (*)
50K-100K UNITS (NEXT 50K)               (*)              (*)
100K-125K UNITS (NEXT 25K)              (*)              (*)
-----------------------------------------------------------
125K+ UNITS (REST)                      (*)              (*)
-----------------------------------------------------------

____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

C) EPIF PRICING FOR PRODUCTION, RISK-PRODUCTION AND PROTOTYPES:



DEVICE #                         A2301        TOTAL 20 G
-------------------------------------------------------------
NAME                              EPIF    128 FAST ENET PORTS
-------------------------------------------------------------
QTY / 128 FE PORTS (20 GIG)          12                    12
PROTOTYPES                           (*)                   (*)
RISK PRODUCTION                      (*)                   (*)
0-24K UNITS (FIRST 24K)              (*)                   (*)
24K-120K UNITS (NEXT 96K)            (*)                   (*)
120K-240K UNITS (NEXT 120K)          (*)                   (*)
-------------------------------------------------------------
240K+ UNITS (REST)                   (*)                   (*)
-------------------------------------------------------------

____________________
(*) Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.